Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Paul Knudson, the Chief Executive Officer and Chief Financial Officer of Therapy Cells Inc. (formerly known as Diamond Information Institute Inc.), hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to their knowledge, the Form 10-Q of Therapy Cells, Inc., fka Diamond Information Institute Inc. for the quarterly period ended September 30, 2011, complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the quarterly report Form 10-Q fairly presents in all material respects the financial condition and results of operations of Therapy Cells, Inc., fka Diamond Information Institute Inc.

Date: October 10, 2019

/s/ “Paul Knudson”

Paul Knudson

Chief Executive Officer

/s/ “Paul Knudson”

Paul Knudson

Chief Financial Officer, Principal Accounting Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this statement required by Section 906, has been provided to Therapy Cells, Inc., fka Diamond Information Institute Inc. and will be retained by Therapy Cells, Inc., fka Diamond Information Institute Inc. and furnished to the Securities and Exchange Commission or its staff upon request.